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                                                                  EXHIBIT 10.58



                                    AMENDMENT

                                       TO

                                 LOAN AGREEMENT

         This AMENDMENT TO LOAN AGREEMENT, dated as of March 31, 2000 (the "Amendment"), is made and entered into by and between Halsey Drug Co., Inc., a New York corporation ("Borrower"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Lender"). Capitalized terms used herein shall have the meanings given them in the Loan Agreement (as defined below).

                                    Recitals

         WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of March 29, 2000 (the "Loan Agreement"); and

         WHEREAS, Borrower and Lender desire to amend certain terms of the Loan Agreement;

         NOW, THEREFORE, the parties hereto agree as follows.

                                    Agreement

         1. Article One of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "1.   AMOUNT AND TERMS OF LOAN.

                        1.1 Term Loans. Subject to the terms herein, Lender agrees to loan to Borrower from time to time the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (such take-downs, individually and collectively, the "Loan"). Borrower may request take-downs of the Loan hereunder upon five Business Days' written notice, such notice to be accompanied by a statement of uses of proceeds of past take-downs, if any, and proposed uses of proceeds of the take-down being requested. Such statement is for informational purposes only. Notwithstanding any prepayment of the Loan by Borrower, sums repaid hereunder may not be re-borrowed.

                        1.2 Promissory Note. Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by a secured promissory note (the "Note"), duly executed and delivered by Borrower, such Note to be in the form attached as Exhibit A to the Amendment to this Loan Agreement, dated March 31, 2000, by and between Borrower and Lender."

         2. Limitation of Amendment. Except as amended above, the terms of the Loan Agreement shall remain in full force and effect.

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         3.     Governing Law. This Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of California wherein the terms of this Amendment were negotiated.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed by their duly authorized officers all as of the day and year first above written.


"BORROWER"                                        "LENDER"

HALSEY DRUG CO., INC.                             WATSON PHARMACEUTICALS, INC.


/s/ Michael Reicher                               /s/ Robert C. Funsten
By:                                               By:
Its:  Chief Executive Officer                     Its:  Senior Vice President



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